                                EXHIBIT 10.12

Form of Shareholder's Agreement between Registrant and certain executive officers and between Registrant and certain employees.

The Following Form Agreement was entered into between the Registrant and Messrs. Thompson, Waner, Rastocan, Harvey, and Witt. Mr. Rastocan also subscribed to 8,126.9269 shares at $12.17 per share.(See Item 5 above).


                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT is made as of October 20, 1997, among PENDA CORPORATION, a Florida corporation (the "Company"), the Investors (as hereinafter defined) and XXXX (the "Executive").

                             Preliminary Statements:

         A. The Investors are the holders of 412,871 issued and outstanding shares of the Common Stock of the Company.

         B. This Agreement is being entered into in connection with (i) the Stock Option Substitution Agreement, dated as of October 20, 1997, between the Executive and the Company (the "Stock Option Substitution Agreement"), and (ii) the Penda Corporation Management Stock Option Plan and Agreement for XXXX (the "Stock Option Plan").

         C. The Investors and the Executive believe that it would be in the best interest of the Company to place certain restrictions upon the right of transfer of the Executive Stock.

         D. The directors of the Company, having considered the provisions of this Agreement, have resolved that in their opinion the restrictions upon the transfer of the Executive Stock and the establishment of rights and obligations upon the occurrence of certain events, all as hereinafter set forth, are in the best interest of the Company and its shareholders.

                                   Agreement:

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1.       Interpretation of this Agreement.

                  (a) Terms Defined. As used herein, the following terms when used in this Agreement have the meanings set forth below:

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  "Agreement" means this Shareholders' Agreement and all exhibits and schedules hereto.

                  "Approved Sale" shall have the meaning given to it in ss.4(a) hereof.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  "Company" shall have the meaning given to it in the first sentence of this Agreement.

                  "Company Sale" means (i) the sale of all, or substantially all, of the Company's consolidated assets in any single transaction or series of related transactions; (ii) the sale or issuance, or series of related sales or issuances, of Common Stock in any single transaction or series of related transactions which results in any Person or group of affiliated Persons (other than the holders of Common Stock as of the date of this Agreement and affiliates of such holders) owning more than 66% of the Common Stock outstanding immediately prior to such sale or issuance or such series of sales and/or issuances; (iii) the consummation of a public sale of Common Stock pursuant to a registration statement which has become effective under the Securities Act, the net proceeds of which sale to the Company are at least $20 million; or (iv) any merger or consolidation of the Company with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own voting securities of the surviving or resulting corporation representing less than a majority of the ordinary voting power to elect directors of the surviving or resulting corporation (on a fully-diluted basis).

                  "Executive" shall have the meaning given to it in the first sentence of this Agreement.

                  "Executive Stock" means (i) all Common Stock now owned beneficially or of record by the Executive (including, without limitation, all Common Stock held of record by Robert W. Baird & Co. Incorporated, Trustee for the benefit of the Executive's Individual Retirement Account), (ii) all Common Stock hereafter acquired by the Executive (including any shares acquired by the Executive upon the exercise of options granted to the Executive under the Stock Option Plan or upon the exercise of "Surviving Options", as such term is defined in the Stock Option Substitution Agreement), and (iii) all Common Stock issued with respect to the Common Stock referred to in clause (i) or clause (ii) above by way of stock dividend or stock split or in connection with any combination of shares, merger, consolidation, recapitalization or other reorganization. All shares of Executive Stock will continue to be Executive Stock in the hands of any transferee, other than (x) the Company, (y) the Investors and (z) purchasers pursuant to an offering registered with the Securities and Exchange Commission pursuant to the Securities Act or purchasers pursuant to a public sale through a market-maker, broker or dealer under Rule 144 (or any successor rule) promulgated under the Securities Act.

                  "Exempt Transfers" shall have the meaning given to it in ss.2
(a) hereof.

                  "Family Group" means the Executive's spouse and descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of the Executive and/or the Executive's spouse and/or descendants.

                  "Investors" means Trivest Fund I, Ltd. and Trivest Equity Partners I, Ltd.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stock Option Plan" shall have the meaning given to it in the Preliminary Statements to this Agreement.

                  "Stock Option Substitution Agreement" shall have the meaning given to it in the Preliminary Statements to this Agreement.

                  "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns, directly or indirectly, a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  (b) Interpretation. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, as the same from time to time may be amended or supplemented and not any particular section, paragraph, subparagraph or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.

         2.       Restrictions on Transfer.

                  (a) Transfer of Executive Stock. The Executive will not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any shares of Executive Stock except pursuant to the provisions of Section 4 hereof ("Exempt Transfers") and except pursuant to the provisions of this Section 2. At least 60 days prior to making any transfer other than an Exempt Transfer, the Executive will deliver a written notice (the "Sale Notice") to the Company and the Investors. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer.

                  (b) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the shares of Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Executive within 30 days after the receipt of the Sale Notice by the Company. The Company shall thereafter have up to 60 days to consummate the purchase and sale of Executive Stock (the "Authorization Period"). If the Company does not elect to purchase all of the shares of Executive Stock specified in the Sale Notice, the Executive may transfer the shares of Executive Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Period. Any shares of Executive Stock not transferred within such 60-day period will be subject to the provisions of this
Section 2(b) upon subsequent transfer.

                  (c) Certain Permitted Transfers. The restrictions contained in this Section 2 will not apply with respect to transfers of Executive Stock (i) pursuant to applicable laws of descent and distribution or (ii) among the Executive's Family Group; provided that the restrictions contained in this
Section 2 will continue to be applicable to Executive Stock after any such transfer; and provided further that the transferees of such Executive Stock have agreed in writing to be bound by the provisions of this Agreement relating to Executive Stock.

                  (d) Termination of Restrictions. The restrictions on the

transfer of Executive Stock set forth in this Section 2 will continue with respect to each share of Executive Stock until the date on which such Executive Stock has been transferred in a transaction permitted by this Section 2 (except in a transaction contemplated by Section 2(c)); provided, however, that in any event the restrictions on transfers set forth in this Section 2 will terminate upon a Company Sale.

         3.       Additional Restrictions on Transfer.

                  (a) The certificates representing Executive Stock will bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SHAREHOLDERS' AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, DATED AS OF OCTOBER 20, 1997, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

                  (b) Opinion of Counsel. No holder of Executive Stock may sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection therewith.

                  (c) Lock-Up. Each holder of Executive Stock agrees not to effect any public sale or other distribution of any Executive Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven days prior to and the 120 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

         4. Take-Along/Tag-Along.

                  (a) Take-Along. If the Investors propose to sell or convey, in a single transaction or a series of transactions, any of the shares of Common Stock owned by them, or any interest therein, to an independent third party (including, without limitation, a sale of the Company by merger, consolidation, sale of all or substantially all of its assets, sale of all of the outstanding Common Stock or otherwise) (the"Approved Sale"), the Investors shall give prompt written notice (the "Sale Notice") to the holders of Executive Stock setting forth the terms and conditions of the proposed transfer, including the identity of the independent third party, the number of shares of Common Stock to be transferred, the per share price to be paid for the shares of Common Stock to be transferred and the type and nature of the consideration to be received therefor. By so indicating in the Sale Notice, the Investors shall be entitled to require the holders of Executive Stock to sell to the independent third party in the same transaction all of their shares of Common Stock and rights to acquire shares of Common Stock (or, if the Investors are selling less than all of their Common Stock, a percentage of each such holder's shares of Common Stock and rights to acquire shares of Common Stock equivalent to the percentage of Common Stock and rights to acquire shares of Common Stock to be sold by the Investor), on the same terms and conditions set forth in the Sale Notice. Without limitation as to the foregoing, the holders of Executive Stock will consent to and raise no objections against the Approved Sale. If the Approved Sale is structured as a merger or consolidation, each holder of Executive Stock shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation. The holders of Executive Stock will take all necessary and desirable actions in connection with the consummation of any Approved Sale. For purposes of this ss.4, an "independent third party" is any person who, on the date hereof, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Company's Common Stock.

                  (b) Tag-Along. If the Investors shall issue a Sale Notice with respect to an Approved Sale, the holders of Executive Stock, by written notice to the Investors delivered within 10 days after the date of such Sale Notice, shall be entitled to require that the Investors include in the proposed sale to the independent third party in the same transaction all of their shares of Common Stock and rights to acquire shares of Common Stock (or, if the Investors are selling less than all of their Common Stock, a percentage of each such holder's shares of Common Stock and rights to acquire shares of Common Stock equivalent to the percentage of Common Stock and rights to acquire shares of Common Stock to be sold by the Investors), on the same terms and conditions set forth in the Sale Notice.

                  (c) Expenses of Sale. The Executive and the other holders of Executive Stock (if any) will bear their pro rata share (based upon the number of shares sold) of the costs of any sale of Executive Stock pursuant to an Approved Sale to the extent that such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by the Executive and the other holders of Executive Stock (if any) on their own behalf will not be considered costs of the transaction hereunder.

                  (d) Termination The provisions of this ss.4 will terminate upon the completion of a Qualified Public Offering.

         5. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, or mailed by certified or registered mail, return receipt requested, postage prepaid to the recipient at the address below indicated:

                  To the Company:

                  c/o Trivest II, Inc.

                  2665 South Bayshore Drive
                  Suite 800
                  Miami, Florida  33133
                  Attention: General Counsel

                  To the Executive or any holder(s) of Executive Stock:

                  at the address set forth on the signature page hereto

                  To the Investors:

                  c/o Trivest II, Inc.
                  2665 South Bayshore Drive
                  Suite 800
                  Miami, Florida  33133
                  Attention: General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

         6. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         7. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         8. Counterparts. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any telecopied signature shall be deemed a manually executed and delivered original.

         9. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive, the Company and the Investors, and their respective successors and assigns (including subsequent holders of Executive Stock) and, where applicable, heirs and personal representatives.

         10. Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state. Each party hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the County of Dade, State of Florida in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees, on behalf of itself or himself and on behalf of such party's successor's and assigns, that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. In the event that an action or proceeding arising out of or relating to this Agreement shall be commenced in a court described in the second sentence of this ss.10 and such court, by a final and nonappealable order, shall refuse to exercise in personam jurisdiction over the Company, the Executive or any Investor, as the case may be, then the parties hereto shall not be precluded from litigating such action or proceeding in any other court of competent jurisdiction.

         11. Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE RELATED DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         12. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         13. Amendments and Waivers. No provision of this Agreement may be amended or waived without the prior written consent of the Company, the Investors and the Executive.

         14. Business Days. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

         15. Failure to Deliver Stock. If the Executive (or the Executive's estate or any other representative of the Executive or holder of Executive Stock) who has become obligated to sell shares of Executive Stock to the Company hereunder shall fail to deliver such shares on the terms and in accordance with this Agreement, the Company, in addition to all other remedies it may have, may send to the such obligated party by registered mail, return receipt requested, the purchase price for such shares on the terms provided for in this Agreement. Thereupon, the Company, upon written notice to such holder, shall cancel on its books the certificates representing the Executive Stock to be sold; and thereupon, all of such obligated holder's rights in and to such Executive Stock shall terminate.

         16. No Third Party Beneficiary. Except for the parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                      PENDA CORPORATION




                                      By:
                                          --------------------------------
                                               Jack L. Thompson, President
                                               and Chief Executive Officer


                                      ------------------------------------
                                      XXXXX

                                      Address:

                                      c/o Penda Corporation
                                      2344 W. Wisconsin Street
                                      P.O. Box 449

                                      Portage, Wisconsin  53901-0449



                                      TRIVEST FUND I, LTD.

                                      By:  Trivest Fund Managers, Ltd.,
                                           General Partner

                                           Trivest Group, Inc., General Partner

                                           By:
                                               --------------------------------
                                                   Peter C. Brockway
                                                   Executive Vice President


                                      TRIVEST EQUITY PARTNERS I, LTD.

                                      By: Trivest Fund Managers, Ltd., General
                                          Partner

                                          Trivest Group, Inc., General Partner

                                          By:
                                              --------------------------------
                                                  Peter C. Brockway
                                                  Executive Vice President